EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in Registration Statements (Nos. 333-259062, 333-252198 and 333-250900) on Form S-8, of The Aarons Company, Inc. (the “Company”) of our report dated December 23,2021, relating to the audited consolidated financial statements of Interbond Enterprises, Inc. and Subsidiaries d/b/a BrandMart U.S.A. included in the Current Report on Form 8-K/A of the Company, dated June 16, 2022.

/s/ KAUFMAN ROSSIN & CO., P.A.
KAUFMAN ROSSIN & CO., P.A.

Miami, Florida
June 16, 2022